Exhibit 99.1

COMMON STOCK PURCHASE AGREEMENT

by and among

MODULAR MEDICAL, INC.

and

THE INVESTORS REFERRED TO HEREIN

November 19, 2018

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”) is dated as of November 19, 2018, by and among MODULAR MEDICAL, INC., a Nevada corporation (the “Company”), and each investor listed on the Schedule of Investors attached hereto (individually an “Investor” and collectively the “Investors”).

WHEREAS, the Company has authorized the issuance and sale (this “Offering” or the “US Offering”) of up to 3,111,111 shares (each a “Share”) of common stock, par value $0.001 per Share, of the Company (the “Common Stock”), at a purchase price of $2.25 per Share;

WHEREAS, simultaneously with the US Offering, the Company is conducting a concurrent private placement of its Series A mandatory convertible preferred stock, par value $0.001 per share (the “A Shares”), solely to non-U.S. Persons (as defined in Regulation S) pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), Rule 506(b) of Regulation D (“Rule 506”) promulgated thereunder (“Regulation D”) and/or Regulation S (“Regulation S”) (the “Offshore Offering,” and together with the US Offering, collectively, the “Offerings”), each of which A Share has a purchase price of $2.25 per A Share (the same purchase price as a Share in the US Offering), is convertible into shares of Common Stock at an initial conversion price equal to the $2.25 per share purchase price and has such other terms as are set forth in the Certificate of Designation of Preferences, Rights and Limitations for the A Shares (the “A Certificate”), a copy of which is annexed hereto as Exhibit A;

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D, the Company desires to sell, and each Investor, severally and not jointly, desires to purchase from the Company, the number of Shares and for the aggregate purchase price (as to each Investor, the “Aggregate Purchase Price”), set forth opposite each such Investor’s name on the Schedule of Investors;

WHEREAS, the aggregate number of Shares in the US Offering and/or A Shares in the Offshore Offering that must be sold to effectuate the Initial Closing (as hereinafter defined), shall be 1,777,778 in the aggregate, resulting in aggregate gross proceeds to the Company of $4,000,000 (the “Minimum Amount”), and, thereafter, the Company may sell up to an additional aggregate of 444,445 Shares and/or A Shares in the Offerings, for an additional up to $1,000,000 of gross proceeds (together with the $4,000,000 Minimum Amount, the “$5,000,000 Maximum Amount”) (excluding the sale of up to in the aggregate $2,000,000 Over-Subscription Securities (as defined below)); and

WHEREAS, the Company may sell on or no later than the three (3) business days following the final Closing Date (as hereinafter defined), up to in the aggregate an additional $2,000,000 of Shares and/or A Shares in the Offerings (the “Over-Subscription Securities”); provided that except as otherwise expressly provided herein, all information set forth in this Agreement assumes no issuance of (i) any Over-Subscription Securities, and (ii) any securities to Agents (as defined below) in the Offerings.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Investor agree as follows:

SECTION 1

Purchase and Sale of Shares

1.1.          Agreement to Sell and Purchase.  At each Closing, the Company, subject to the terms and conditions set forth in this Agreement, will issue and sell the Shares to the Investors, and each Investor will, severally and not jointly, purchase from the Company, the number of such Shares and for the Aggregate Purchase Price set forth opposite such Investor’s name on the Schedule of Investors with respect to such Closing. The purchase price per Share is $2.25 (the “Per Share Purchase Price”).

1.2.          Closings; Closing Dates.  The consummation of the sale and purchase of the $4,000,000 Minimum Amount (the “Initial Closing”) shall be held at 10:00 a.m. (New York City Time) on such date as soon as reasonably practicable following the satisfaction (or waiver) of the conditions set forth in Section 1.5(a) and Section 1.5(b) (the “Initial Closing Date”). Following the Initial Closing, the Company may conduct one or more additional closings (each a “Subsequent Closing” and together with the Initial Closing, collectively, the “Closings” with each being a “Closing”) up to the $5,000,000 Maximum Amount (which may be increased to $7,000,000 to cover sales of Over-Subscription Securities, if any). The date of each Subsequent Closing shall be a “Subsequent Closing Date” and together with the Initial Closing Date, collectively, the “Closing Dates” with each being a “Closing Date.” Unless otherwise provided herein, all Closings shall be effectuated remotely by facsimile or other electronic transmission of documents and at such time as the Company and the Investors may agree.

1.3.          Form of Payment. On or prior to each Closing Date, each Investor shall wire its Aggregate Purchase Price, in United States dollars and in immediately available funds, to a non-interest bearing escrow account (the “Escrow Account”) established by the Company with Gusrae Kaplan Nusbaum PLLC (the “Escrow Agent”) (the aggregate amounts received being held in escrow by the Escrow Agent are referred to herein as the “Escrow Amount”). On the Initial Closing Date and any Subsequent Closing Date (i) the Company shall deliver written instructions to the Escrow Agent instructing the Escrow Agent to disburse the Escrow Amount to an account as specified by the Company, and (ii)(a) the Company shall deliver to each Investor the items set forth in Section 1.4(a) below, and (b) each Investor shall deliver to the Company the items set forth in Section 1.4(b) below.

1.4.          Deliveries.

(a)           Deliveries of the Company. On each Closing Date, the Company shall deliver or cause to be delivered to each Investor the following:

(i)            one or more stock certificates, representing the Shares being purchased by such Investor, and registered in the name of such Investor, as set forth on the Schedule of Investors; or at such Investor’s request, a statement or other written evidence that the Shares issuable to such Investor have been issued and are held in book entry form at the Company’s transfer agent, in either case dated as of each Closing Date;

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(ii)           A copy of this Agreement executed by the Company;

(iii)          An officer’s and secretary’s certificate, dated as of each Closing Date, certifying as to the (A) incorporation and good standing of the Company in the State of Nevada based upon a certificate issued by the Secretary of State of the State of Nevada as of a date within thirty (30) days of each Closing Date, (B) the Certificate of Incorporation of the Company, as amended, through each Closing Date (the “COI”), (C) the bylaws of the Company, each as in effect as of each Closing Date (the “By-Laws”); and (D) the A Certificate; and

(iv)          A unanimous written consent of the Board or Directors of the Company approving the US Offering and the Offshore Offering and related items.

(b)           Deliveries of each Investor. On each Closing Date, each Investor shall deliver or cause to be delivered to the Company the following:

(i)             This Agreement duly executed by such Investor; and

(ii)           such Investor’s Aggregate Purchase Price in cash by wire transfer to the Escrow Account specified in writing by the Company (unless other means of payment shall have been agreed upon by the Investor and the Company).

1.5.          Closing Conditions.

(a)           Closing Conditions of the Investor. The obligation of each Investor hereunder to purchase Shares at each Closing is subject to the satisfaction, at or before the Closing Date for such Closing, of each of the following conditions, provided that these conditions are for each Investor’s sole benefit and may be waived by such Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)            the accuracy in all material respects on each Closing Date of the representations and warranties of the Investors contained herein;

(ii)           all obligations, covenants and agreements of the Investors required to be performed at or prior to each Closing Date shall have been performed;

(iii)          the delivery by the Investors of the items set forth in Section 1.4(b) of this Agreement;

(iv)          the filing by the Company of the A Certificate with the Secretary of State of the State of Nevada; and

(v)           the aggregate gross proceeds from the Offerings shall be $4,000,000 in the aggregate (the Initial Closing only).

(b)           Closing Conditions of the Company. The obligation of the Company hereunder to issue and sell the Shares to each Investor at each Closing is subject to the satisfaction, at or before the Closing Date for such Closing, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Investor with prior written notice thereof:

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(i)            the accuracy in all material respects on each Closing Date of the representations and warranties of the Company contained herein;

(ii)           all obligations, covenants and agreements of the Company required to be performed at or prior to each Closing Date shall have been performed;

(iii)          the delivery by the Company of the items set forth in Section 1.4(a) of this Agreement; and

(iv)          the aggregate gross proceeds from the Offerings shall be $4,000,000 in the aggregate (the Initial Closing only).

SECTION 2

Representations and Warranties of the Company

The Company hereby represents and warrants the following as of each Closing Date:

2.1.          Organization, Good Standing, Qualifications, Etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as presently being conducted and to enter into this Agreement. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned or leased by it makes such qualification necessary, other than those in which the failure so to qualify or be in good standing would not have a Material Adverse Effect. For purposes of this Agreement the term (i) “Material Adverse Effect” means any material adverse effect on the business, assets and/or financial condition of the Company and its Subsidiaries, taken as a whole, provided none of the following shall constitute a Material Adverse Effect: (a) the effects of conditions or events that are generally applicable to the capital, financial, banking or currency markets and/or industries that the Company and its Subsidiaries operates in or intends to operate in including the biotechnology industry, the medical device industry and/or the insulin delivery device industry and/or changes in applicable laws, rules and regulations including GAAP, (b) changes in the market price of the Common Stock, and (c) effects resulting from the announcement and/or occurrence of any Closing of the Offerings; (ii) “Subsidiary” means any Person in which the Company, directly or indirectly, (a) owns any of the outstanding capital stock or holds any equity or similar interest of such Person, or (b) controls or operates all or any part of the business, operations or administration of such Person; (iii) “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed in this “(iii),” and (iv) “Affiliate” or “affiliate” means any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with a Person, and as used in this “(iv),” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and/or policies of a Person, whether through ownership of voting securities or other ownership interest by contract, or otherwise and/or “knowledge” or “Knowledge” of a Person means actual knowledge after reasonable investigation.

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2.2.          Authorization. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the agreements related to the Offshore Offering; (ii) the execution and delivery of this Agreement by the Company and the issuance, sale and delivery of the Shares and the A Shares being sold in the Offshore Offering have been duly authorized by all necessary corporate action and no further consent or authorization of the Company, its Board of Directors (the “Board”) or stockholders is required; and (iii) this Agreement has been duly executed and delivered and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, securities, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies, or indemnification or by other equitable principles of general application.

2.3.          Valid Issuance of Shares. When issued, sold and delivered in accordance with the terms of this Agreement, the Shares will be duly and validly issued, fully paid, and nonassessable, and free of restrictions on transfer other than restrictions on transfer under this Agreement, under applicable state and federal securities laws and liens and/or encumbrances created or imposed by the Investor.

2.4.          No Disqualification Events. With respect to the Shares to be offered and sold hereunder in reliance on Rule 506 (the “506 Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the Onshore Offering, any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506, and has furnished to each Investor a copy of any disclosures provided thereunder.

2.5.          Other Covered Persons. The Company is not aware of any Person (other than any Selling Agent) that has been or will be paid (directly or indirectly) remuneration for solicitation of Investors or potential Investors in connection with the sale of any of the 506 Securities.

2.6.          Notice of Disqualification Events. The Company will notify the Investors and any Selling Agent in writing, prior to each Closing Date (i) any Disqualification Event related to any Issuer Covered Person, and (ii) any event that with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

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2.7.          No Conflict. The execution, delivery and performance of this Agreement, and any other document or instrument contemplated hereby, by the Company and the issuance and sale by the Company of the Shares contemplated hereby and the A Shares in the Offshore Offering, do not: (i) violate any provision of the COI, the Bylaws or the A Certificate, (ii) constitute an event of default under any material agreement which the Company is a party where such event of default would have a Material Adverse Effect, (iii) create a lien or encumbrance on any material property of the Company under any agreement by which the Company is bound, which would have a Material Adverse Effect, (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, writ, judgment or decree (including federal and state securities laws and regulations) applicable to the Company where such violation would have a Material Adverse Effect, or (v) require any consent of any third-party that has not been obtained pursuant to any material contract to which the Company is subject where the failure to obtain such would have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Shares in accordance with the terms hereof (other than any filings that may be required to be made by the Company with the Securities and Exchange Commission (the “Commission” or the “SEC”), the OTCQB, any other OTC Market and/or any state securities commissions subsequent to each Closing); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of each Investor and each investor in the Offshore Offering herein.

2.8.          Capitalization. The authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, of which 15,983,273 shares of Common Stock are issued and outstanding; and (ii) 5,000,000 shares of preferred stock, par value $.001 per share, of which no more than 250,000 preferred shares have been designated “Series A Mandatory Convertible Preferred Stock” and are being offered and sold in the Offshore Offering. Schedule 2.9 hereto provides the capital structure of the Company immediately prior to and following each Closing. To the knowledge of the Company, all issued and outstanding shares of capital stock have been (x) duly authorized and validly issued, are fully paid and non-assessable, and (y) issued and sold in compliance with the federal securities laws or the applicable statutes of limitation have expired. Other than as contemplated by this Agreement (including Schedule 2.9 hereto), and/or set forth in the SEC Reports (as defined below), to the knowledge of the Company, there are no (i) outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party and relating to the issuance or sale of any capital stock or convertible or exchangeable security of the Company; (ii) obligations of the Company to purchase redeem or otherwise acquire any of its outstanding capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof; and/or (iii) anti-dilution or price adjustment provisions, co-sale rights, registration rights, rights of first refusal or other similar rights contained in the terms governing any outstanding security of the Company that will be triggered by the issuance of the Shares and A Shares issuable in the Offshore Offering and no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

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2.9.          SEC Reports, Documents and Financial Statements. The Company has filed all periodic reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the preceding twelve (12) month period (the foregoing materials being collectively referred to herein as the “SEC Reports”), to the knowledge of the Company, on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  To the knowledge of the Company, as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  To the knowledge of the Company, the financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  To the knowledge of the Company, such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. As of their respective dates, to the knowledge of the Company the financial statements of the Company included in the SEC Reports filed with the Commission during the past twelve (12) months complied as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the Commission.

2.10.        Material Adverse Event. Since March 31, 2018, no event or series of events have occurred that, individually or in the aggregate, have had a Material Adverse Effect.

2.11.        No Undisclosed Liabilities. To the Company’s knowledge, the Company has no liabilities, obligations, claims or losses that would be required to be disclosed on a balance sheet of the Company that are not disclosed in any SEC Report, other than those incurred in the ordinary course of the Company’s business.

2.12.        No Undisclosed Events or Circumstances. Except for the transactions contemplated by this Agreement including the Offerings, to the knowledge of the Company, no event or circumstance has occurred, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed and which, individually or in the aggregate, would have a Material Adverse Effect.

2.13.        Actions Pending. To the knowledge of the Company, there is no action, suit, claim, investigation or proceeding pending or threatened against the Company which questions the validity of this Agreement or the issuance and sale of the Shares hereby and/or A Shares in the Offshore Offering, that would have a Material Adverse Effect. There is no judgment, order, writ, injunction or decree or award has been issued by or, to the knowledge of the Company, requested of any court, arbitrator or governmental agency which would result in a Material Adverse Effect.

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2.14.        Compliance with Law. The business of the Company is currently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as would not reasonably be expected to cause a Material Adverse Effect. The Company has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it, except for such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, the failure to possess which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

2.15.        Private Placement. Assuming the accuracy of the Investors’ representations and warranties set forth in this Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Investors as contemplated hereby.

2.16.        OTCQB DTC Status. The Common Stock is eligible for quotation on the OTCQB under the symbol “MODD,” is DTC eligible securities and the Company’s transfer agent, Colonial Stock Transfer Co., Inc. (including any other transfer agent the Company may retain, the “Transfer Agent”), is a participant in the DTC Automated Securities Transfer Program.

2.17.        Investment Company. The Company is not and, after giving effect to the Offering and sale of the Shares, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

2.18.        Shell Company Status. The Company is not, and has not been since July 24, 2017, an issuer identified in Rule 144(i)(1) of the Securities Act. On or about July 28, 2017, the Company filed a Super 8-K with the SEC reflecting its status as an entity that was no longer an issuer described in Rule 144(i)(1)(i).

2.19.        No Integrated Offering.  Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3 and other than with respect to the Offshore Offering and any transaction described in any SEC Report, neither the Company, any of its Affiliates, nor any Person acting on its behalf has, directly or indirectly, made any offers or sales of any security that would cause the US Offering of the Shares to be integrated with prior offerings by the Company of its securities for purposes of the Securities Act.

2.20.        No General Solicitation; Agent Fees.  Neither the Company, any of its Affiliates nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares. The Shares will be offered and sold by the Company’s officers and directors and affiliates, who will receive no commissions or other payments directly from any such sales. The Company, however, reserves the right to pay persons (an “Agent”) who assist in the sale of Shares up to ten (10%) percent of the gross purchase price of such Shares, in cash and/or shares of Common Stock with each Share and share of Common Stock valued at the Per Share Purchase Price, provided, not more than four percent (4%) thereof shall be paid in cash. The Company shall hold each Investor harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim by any such Agent.  The  Company shall not be  responsible  for the payment of any  fees, if any, including but not limited to, financial advisory fees, finder’s fees or brokers’ commissions for Persons engaged by any Investor, its Affiliates and/or related persons or its investment advisor or otherwise) relating to or arising out of the transactions contemplated hereby.

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2.21.        Foreign Corrupt Practices.  To the knowledge of the Company, no agent or other person acting on behalf of the Company, has (i) used any Company funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign political activity, (ii) made any unlawful payment to foreign government officials or employees, or (iii) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

2.22.        Acknowledgment Regarding Investor’s Status. The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the transaction contemplated hereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transaction contemplated hereby and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transaction contemplated hereby is merely incidental to the Investor’s purchase of the Shares.

SECTION 3

Representations and Warranties of the Investor

Each Investor severally, and not jointly represents, warrants and acknowledges as of the date hereof and as of each Closing Date as follows:

3.1.          Access to Information; Certain Disclosure. Investor acknowledges that it has fully read and understands the Company’s SEC Reports and other documents and items filed by the Company with the SEC (including all financial statements and footnotes thereto, exhibits and schedules to all of the SEC Reports and other documents and items filed) that are available for review in EDGAR. Investor further acknowledges that it has had been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from the Company concerning and/or relating to, among other items and matters, the Company and its Subsidiaries including, but not limited to, the terms and conditions of the US Offering, the Offshore Offering, the Transaction Documents (as defined below), the Shares, the Conversion Shares, the A Shares, the business of and intellectual property and intellectual property rights of the Company and its Subsidiaries and the merits and risks of investing in the Shares; (ii) access to information about the Company and its Subsidiaries and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; (iii) copies of all of the transaction documents used in both Offerings, including, but not limited to, the A Certificate (the “Transaction Documents”); and (iv) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Investor acknowledges that no Person has been authorized to give any information or make a representation concerning the Company or the securities of the Offerings or otherwise, other than contained in this Agreement, and if given or make, any such information or representation has not been relied upon.

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3.2.          Experience. The Investor is experienced in evaluating companies such as the Company, including early and/or development stage medical device and biotechnology companies that have limited or no trading markets for their common stock and limited resources, both before and following each Closing and has knowledge and experience in financial and business matters such that the Investor is capable of evaluating the merits and risks of the Investor’s prospective investment in the Company, before and after each Closing, and has the ability and financial wherewithal to bear the economic risks of its purchase of the Shares including a complete loss of its Aggregate Purchase Price.

3.3.          Purchase Entirely for Own Account. This Agreement is made with Investor in reliance upon Investor’s representation to the Company, which, by Investor’s execution of this Agreement, Investor hereby confirms, that the Shares to be acquired by Investor pursuant to this Agreement will be acquired for investment for Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Investor further represents that Investor does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person with respect to any of the Shares.

3.4.          Restricted Securities; Rule 144; Shell Company. Investor understands that the Shares have not been registered under the Securities Act, by reason of specific exemptions from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Investor’s representations as expressed herein. Investor understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to such laws, Investor must hold the Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Investor acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of Investor’s control, and which the Company is under no obligation and may not be able to satisfy. The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions. In connection therewith, the Investor acknowledges that the Company will make a notation on its stock books regarding the restrictions on transfers set forth in this Section 3.4, subject to Sections 4.1(a) and (b), and will transfer the Shares on the books of the Company only to the extent not inconsistent herewith and therewith. Investor acknowledges that the Company was a former shell company that ceased being a shell company on July 24, 2017, pursuant to Rule 144, and subsequently filed a Super 8-K with the SEC on July 28, 2017 reflecting its status as an entity that was no longer an issuer described in Rule 144 (i)(1)(i).

3.5.          Authorization. This Agreement when executed and delivered by the Investor will constitute a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, subject to: (i) judicial principles respecting election of remedies or limiting the availability of specific performance, injunctive relief, and other equitable remedies; and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.

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3.6.          Investor Status.  At the time such Investor was offered the Shares, it was, and at the date hereof it is, and on each date on which it receives the Shares it will be, either:  (i) an “accredited investor” as defined in Rule 501 of the Securities Act, and/or (ii) a “qualified institutional buyer” as defined in Rule 144A of the Securities Act.  Such Investor was not organized for the purpose of acquiring the Shares and is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

3.7.          General Solicitation.  Such Investor is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. Such Investor further acknowledges that he or it, or his or its Affiliate, has a pre-existing relationship with the Company such as (i) as a holder of currently outstanding securities of the Company, or (ii) another affiliation with the Company or its affiliates.

3.8.          Fees and Commissions.  The Investor has not retained any intermediary with respect to the transactions contemplated by this Agreement and agrees to indemnify and hold harmless the Company from any liability for any compensation to any intermediary retained by such Investor and the fees and expenses of defending against such liability or alleged liability.

3.9.          No Prior Short Selling. The Investor has not prior to the date of this Agreement either through itself, its agents, representatives and/or Affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “Short Sale” (as such term is defined in Section 242.200 of Regulation SHO of the Exchange Act) of shares of Common Stock, or (ii) hedging transaction, which establishes a net short position with respect to the shares of Common Stock.

SECTION 4

Other Agreements of the Parties

4.1.          Legends; Removal of Legends, Etc.

(a)           Each Investor acknowledges and agrees that the Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement or Rule 144, the Investor acknowledges that it will be required to provide the Company and the Transfer Agent with an opinion of counsel selected by the Investor (who is reasonably acceptable to the Company and the Transfer Agent), the form and substance of which opinion shall be reasonably satisfactory to the Company and the Transfer Agent, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

(b)           Each Investor acknowledges and agrees that all Certificates representing Shares shall contain legends thereon providing substantially as follows:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

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(c)           Certificates evidencing the Shares shall not contain any legend (including the legends set forth in Section 4.1(b) hereof): (i) following the resale of such Shares pursuant to an effective registration statement under the Securities Act covering the resale of such Shares, or (ii) following any resale of such Conversion Shares pursuant to and in compliance with Rule 144. Investor, at the Company’s request, shall cause its counsel to issue a legal opinion to the Transfer Agent (in form and substance satisfactory to the Transfer Agent) to effect the removal of the legend hereunder.

(d)           Each Investor, severally and not jointly with the other Investors, agrees with the Company that such Investor will only sell or otherwise transfer any Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Shares are sold pursuant to an effective registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Shares as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2.          Furnishing of Information.  Commencing on the date an Investor is able to resell Shares under Rule 144, until the date all Shares may be sold under Rule 144(b)(1) with regard to meeting the requirements of Rule 144(c), the Company agrees to use its reasonable commercial efforts to timely file (or obtain extensions in respect thereof and file with the SEC within the applicable grace period) all reports required to be filed with the SEC by the Company after the date hereof pursuant to the Exchange Act.

4.3.          Form D Filing.  The Company agrees, to the extent required by law, to timely file a Form D with respect to the Shares as required under Regulation D.

4.4.          Indemnification of Investors.  Subject to the provisions of this Section 4.4, the Company will indemnify and hold the Investors and their directors, officers, shareholders, members, partners, employees and agents (each, a “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs that any such Investor Party may suffer or incur as a result of or relating to any material breach of any of the representations, warrants, covenants or agreements made by the Company in this Agreement. If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing which writing shall explain in reasonable detail and attach relevant documents the reason such indemnification is sought, the basis thereof and under why such Investor Party is entitled to such indemnification; and in addition, such Investor Party shall full cooperate with the Company to assist the Company in understanding the basis why the Investor Party is seeking such indemnification (an “Indemnification Notice”). Thereafter, the Company shall have the right to assume the defense thereof with counsel of its own choosing.  Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the sole expense of such Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time after receipt of an Indemnification Notice to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, as providing in writing to the Company by such counsel, a material conflict on any material issue between the position of the Company and the position of such Investor Party.  The Company will not be liable to any Investor Party under this Agreement (i) for any settlement by an Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed; or (ii) to the extent that a loss, claim, damage or liability is attributable to any Investor Party’s breach of any of the representations, warranties, covenants or agreements made by the Investors in this Agreement.

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4.5.          Short Sales and Confidentiality After the Date Hereof.  Each Investor severally and not jointly with the other Investors covenants that neither it nor any Affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period after the time such Investor and/or the Company started discussing the transactions contemplated in this Agreement and ending at the time that the transactions contemplated by this Agreement are first publicly disclosed by the Company through the filing with the SEC of a Current Report on Form 8-K.  Each Investor, severally and not jointly with the other Investors, covenants that until such time as the transactions contemplated by this Agreement are first publicly disclosed by the Company through the filing with the SEC of the Super 8-K, such Investor will maintain, the confidentiality of all disclosures made to it in connection with this Offering and the Offshore Offering and/or any related information and/or transactions (including the existence and terms of this Agreement).  Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement.

4.6.          Use of Proceeds. The Company will use the net proceeds from the sale of the Shares for general corporate purposes and working capital of the Company.

4.7.          No Variable Rate Transactions. From the date hereof until the earlier of twelve (12) months from each Closing Date, the Company shall not effect or enter into an agreement to effect a subsequent financing involving a Variable Rate Transaction. The Term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock.

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4.8.          Listing. The Company shall promptly secure the listing of all of the Shares upon each national securities exchange and automated quotation system that requires an application by the Company for listing, upon which the shares of Common Stock shall become listed on (subject to official notice of issuance) and shall maintain such listing, so long as any other s shall be so listed.

4.9.          Filing of Current Report on Form 8-K. The Company agrees that no later than the fourth (4th) business day following each Closing Date, it shall file with the SEC a Current Report on Form 8-K disclosing the Offerings and the sale of the Shares and the A Shares contemplated therein.

4.10.        Registration Rights. The Company shall use its commercially best efforts to (i) prepare and file with the SEC, within ninety (90) days after the final Closing, a registration statement (the “Registration Statement”) relating to the resale of shares of Common Stock (a) issued to Investors in the US Offering, and (b) issuable upon conversion of the A Shares sold to purchasers in the Offshore Offering (collectively, the “Registrable Securities”), on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the resale of the Registrable Securities, (ii) have the SEC declare such Registration Statement effective, and (iii) maintain the effectiveness thereof until all Registrable Securities covered by such Registration Statement (a) have been sold, or (b) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144. If the SEC requires any Registrable Securities covered by the Registration Statement to be reduced, such Registrable Securities shall be reduced pro-rata from each holder’s shares of Registrable Securities being registered for resale therein.

4.11.        Issuance of Additional Shares Upon Certain Events. If during the period commencing on the final Closing Date and terminating on the date six (6) months following the Initial Closing Date (the “Anti-Dilution Period”), the Company consummates a sale of shares of its Common Stock for cash consideration at a price per share that is lower than the then Per Share Purchase Price (as adjusted for stock splits and consolidations and related corporate events) (such lower price, the “New Issuance Price” and each such issuance, a “Dilutive Issuance”), then following each such Dilutive Issuance, the Company shall issue to each Investor such number of additional number of additional Shares equal to the product of (i) the number of Shares purchased by the Investor in the US Offering, multiplied by (ii) the quotient of (a) the Per Share Purchase Price (as adjusted for stock splits and consolidations and related corporate events), divided by (b) the New Issuance Price. Notwithstanding the above, no additional Shares will be issued to any Investor pursuant to this Section 4.11, and no anti-dilution rights hereunder will apply (i) upon the exercise of any warrants, options or convertible securities granted, issued and outstanding on the date of this Agreement; (ii) upon the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee benefit plan, stock option plan or restricted stock plan of the Company now existing or to be implemented in the future; (iii) upon the issuance of any securities in connection with an acquisition by the Company; (iv) upon the issuance of any securities pursuant to a commitment by the Company that has been previously disclosed prior to the date hereof in SEC filings or herein; (v) in connection with any public offering of securities; (vi) in connection with the sale, exercise or conversion of any convertible securities including any warrants or options; (vii) the issuance of any Conversion Shares; (viii) in connection with the issuance of shares of Common Stock other than for cash consideration; and/or (ix) issuances of Shares, A Shares and/or shares of Common Stock in connection with the Offerings.

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SECTION 5

Miscellaneous

5.1.          Governing Law. This Agreement and the terms and conditions set forth herein, shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereto covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York, New York. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other parties hereto of all of its reasonable counsel fees and disbursements.

5.2.          Survival. The representations and warranties, covenants and agreements made by each Investor and the Company herein shall survive each Closing Date for a period of nine (9) months.

5.3.          Successors, Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. This Agreement may not be assigned by either party without the prior written consent of the other; except that either party may assign this Agreement to an Affiliate of such party or to any third party that acquires all or substantially all of such party’s business, whether by merger, sale of assets or otherwise.

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5.4.          Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile or electronic mail (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

                        If to the Company:

                        Modular Medical, Inc.

                        800 West Valley Parkway, Suite 203

                        Escondido, California 92025

                        Telephone: (949) 370-9062

                        Facsimile: (201) 353-8868

                        Attn: Paul M. DiPerna, Chief Executive Officer

                        Email: paul@modular-medical.com

                        With a copy (for informational purposes only) to:

                        Gusrae Kaplan Nusbaum PLLC

                        120 Wall Street

                        New York, NY 10005

                        Telephone: (212) 269-1400

                        Facsimile: (212) 809-4147

                        Attn: Lawrence N. Nusbaum, Esq.

                        Email: lnusbaum@gusraekaplan.com

If to an Investor, to its address, e-mail address and facsimile number set forth on the Schedule of Investors, or to such other address, e-mail address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and, with respect to each facsimile transmission, an image of the first page of such transmission, or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

5.5.          Expenses. Each of the Company and each Investor shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

5.6.          Finder’s Fees. Each of the Company and each Investor shall indemnify and hold the other harmless from any liability for any commission or compensation in the nature of a finder’s fee, placement fee or underwriter’s discount (including the costs, expenses and legal fees of defending against such liability) for which the Company or the Investor, or any of its respective partners, employees, or representatives, as the case may be, is responsible it being understood that the Company is only responsible for the commission and/or other compensation payable to Selling Members, if any.

5.7.          Counterparts. This Agreement may be executed in counterparts, each of which shall be enforceable against the party actually executing the counterpart, and all of which together shall constitute one instrument.

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5.8.          Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

5.9.          Entire Agreement. This Agreement including the exhibits and schedules attached hereto and thereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

5.10.        Waiver. The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party. None of the terms, covenants and conditions of this Agreement can be waived except by the written consent of the party waiving compliance.

5.11.        Independent Nature of Investors’ Obligations and Rights.  The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement.  Nothing contained herein and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations.  Each Investor has been represented by its own separate legal counsel in its review and negotiation of this Agreement and related documents.  The Company has elected to provide all Investors with the same terms and Offering documents for the convenience of the Company and not because it was required or requested to do so by the Investors.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

MODULAR MEDICAL, INC.

By:
Name: Paul M. DiPerna
Title: Chief Executive Officer

ENTITY INVESTOR:	INDIVIDUAL INVESTOR:

Print Name of Entity Investor	Print Name

Print Name of Investment Manager of Investor	Signature
(if applicable)

By:
Name:
Title:

Check as appropriate:	Check as appropriate:

Accredited Investor ❑	Accredited Investor ❑
QIB ❑	QIB ❑

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SCHEDULE OF INVESTORS

Name of Investor	Address and other information of Investor:	Aggregate Number of Shares Purchased	Aggregate Purchase Price of Shares Purchased
James Besser	Address: 2 Calle Candina, Unit 1701, San Juan, Puerto Rico 00907 Email: jbesser@mgfund.com Telephone Number: 617-504-0768	88,889	$200,000.00
Capital Partners, LP	Address: 3 Columbus Circle, Suite 2205, New York, New York 10019 Email: team@683capital.com Telephone Number: 212-554-2379 Attention: Alan Leibel	444,444	$999,999.00
Rostislav Raykov	Address: 221 Ashland Road, Summit, New Jersey 07901 Email: rraykov@gmail.com Telephone Number: 908-279-5805	13,334	$30,009.50
Frank Family 1996 Trust	Address: P.O. Box 4414 Incline Village, Nevada 89450 Email: jonfrank@sbcglobal.net and vjfrank@sbcglobal.net Telephone Number: 775-832-2216 Attention: HJ Frank	111,111	$250,000
Peter Karabatos	Address: 100 Waller Street, Unit 241, San Francisco, California 94102 Email: pkarabatos@gmail.com	13,333	$29,999.25
Atwood P. Collins	Address: 15 Juniper Road, Darien, Connecticut 06820 Email: porter@seawolfcap.com Telephone Number: 917-679-0164	44,444	$100,000
Samuel Davis Trust FBO Alma Davis Dated 5/22/08	Address: 19 Marlborough Street, Boston, Massachusetts 02116 Email: andrew@overallcapital.com Telephone Number: 617-470-2007 Fax Number: 617-507-2429 Attention: Andrew Davis	44,000	$99,000
Christopher B. Davis Guardianship Dated 01/25/2007	Address: 19 Marlborough Street, Boston, Massachusetts 02116 Email: andrew@overallcapital.com Telephone Number: 617-470-2007 Fax Number: 617-507-2429 Attention: Andrew Davis	122,667	$276,000.75

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Robert Andrade	Address: 13822 Typee Way, Irvine, California 92620 Email: randradenyc@gmail.com Telephone Number: 646-552-8285	11,111	$25,000
Ray Gallo	Address: 55 Calle Villamil, San Juan, Puerto Rico 00907 Email: rgallo@gallo.law Telephone Number: 415-257-8800 x11	44,444	$100,000
Simon Ball	Address: 40 Bower Road, United Kingdom Email: simon@smb-capital.co.uk	8,888	$19,998
Sarah Ball	Address: 40 Bower Road, United Kingdom Email: sass@smb-capital.co.uk	8,888	$19,998
Dogma Holdings Inc.	Address: 525 Chalfont Road, Winnipeg, Manitoba, Canada R3R 3M1 Email: hogan.mullally@gmail.com Telephone Number: 204-479-2516 Attention: William Hogan Mullally	22,000	$49,500
Blackwell Partners LLC – Series A solely with respect to the portion of its assets for which Solas Capital Management, LLC acts as its investment manager	Address: 1063 Post Road, Darien, Connecticut 06820 Email: solasops@solascapital.com Telephone Number: 203-625-1300 Fax Number: 203-621-3310 Attention: Tucker Golden	156,000	$351,000
Manchester Explorer, L.P.	Address: 2 Calle Candina, Unit 1701, San Juan, Puerto Rico 00907 Email: jbesser@mgfund.com Telephone Number: 617-504-0768 Attention: James Besser	471,111	$1,060,000
JEB Partners, L.P.	Address: 2 Calle Candina, Unit 1701, San Juan, Puerto Rico 00907 Email: jbesser@mgfund.com Telephone Number: 617-504-0768 Attention: James Besser	160,000	$360,000
Solas Capital Partners, LP	Address: 1063 Post Road, Darien, Connecticut 06820 Email: solasops@solascapital.com Telephone Number: 203-625-1300 Fax Number: 203-621-3310 Attention: Tucker Golden	21,778	$49,000.50
Total		1,786,442	$4,019,478

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SCHEDULE 2.9

Capitalization

	Authorized		Issued & Outstanding (Actual prior to the Initial Closing)	Issued & Outstanding (Pro-Forma immediately following the final Closing)
Common Stock, Par Value $0.001	50,000,000		15,983,273

Total Common Stock	50,000,000		15,983,273

Undesignated Preferred Stock, Par Value $0.001	5,000,000		0

[Series A Convertible Preferred Stock, Par Value $0.001]	[250,000	]	0

Total Preferred Stock	5,000,000		0

Total Capital Stock	55,000,000		15,983,273

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EXHIBIT A

Certificate of Designation for Series A Mandatory Convertible Preferred Stock

(Attached)

4

MODULAR MEDICAL, INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES A MANDATORY CONVERTIBLE PREFERRED STOCK

The undersigned, Paul M. DiPerna, does hereby certify that:

1.           He is the Chief Executive Officer and Secretary of Modular Medical, Inc., a Nevada corporation (the “Corporation”).

2.           The Corporation is authorized to issue five million (5,000,000) shares of preferred stock, of which zero (0) shares are issued and outstanding.

3.           The following resolutions were duly adopted by the board of directors of the Corporation (the “Board of Directors”):

WHEREAS, the articles of incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, consisting of five million (5,000,000) shares, $0.001 par value per share, issuable from time to time in one or more series, of which zero (0) shares are issued and outstanding;

WHEREAS, the Board of Directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the preferences, rights and limitations of shares of preferred stock which have been designated as “Series A Mandatory Convertible Preferred Stock” and other terms relating to such series of the preferred stock, which shall consist of no more than 250,000 shares of such Series A Mandatory Convertible Preferred Stock, which the Corporation has the authority to issue.

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, limitations and other terms relating to such series of preferred stock as follows:

TERMS OF SERIES A PREFERRED STOCK

Section 1.           Definitions. For the purposes of this A Certificate (as defined below), the following terms shall have the following meanings:

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“A Certificate” means this Certificate of Designation of Preferences, Rights and Limitations of the Series A Mandatory Convertible Preferred Stock.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act.

“Bankruptcy Event” means any of the following events: (a) the Corporation or any material Subsidiary thereof commences a case or other proceeding under any bankruptcy, reorganization, dissolution or liquidation law of any jurisdiction relating to the Corporation or any material Subsidiary thereof, (b) there is commenced against the Corporation or any material Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Corporation or any material Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, or (d) the Corporation or any material Subsidiary thereof suffers any appointment of any custodian or the like for it that is not discharged or stayed within ninety (90) calendar days after such appointment.

“Bloomberg” means the Bloomberg Financial Markets.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” or “SEC” means the United States Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

“Conversion Amount” means the aggregate Stated Value at issue.

“Conversion Price” shall have the meaning set forth in Section 6(c).

“Conversion Shares” means, collectively or a certain number, as the case may be, of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock (or conversion of a specified number of shares of Series A Preferred Stock, as the case may be), in accordance with the terms hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” means the fair market value of a share of Common Stock as of the date of any determination, as determined by mutual agreement between the Corporation and the Holders of Majority of Interest of the then issued and outstanding Series A Preferred Stock, or at the option of the Majority in Interest of the then issued and outstanding Series A Preferred Stock, as determined in good faith by an independent appraiser selected in good faith by a Majority in Interest of the issued and outstanding Series A Preferred Stock and reasonably acceptable to the Corporation.

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“GAAP” means United States generally accepted accounting principles.

“Holder” means the Person in which the Series A Preferred Stock is registered on the books and records of the Corporation, which shall initially be the Person which such Series A Preferred Stock is originally issued to, and shall thereafter be any permitted legal assigns which the Corporation is notified of by the Holder.

“Holder Optional Conversion” shall have the meaning set forth in Section 6(a).

“Liquidation” shall have the meaning set forth in Section 5.

“Mandatory Conversion” shall have the meaning set forth in Section 6(b).

“Mandatory Conversion Date” shall have the meaning set forth in Section 6(b).

“Mandatory Conversion Notice” shall have the meaning set forth in Section 6(b).

“Notice of Conversion” shall have the meaning set forth in Section 6(d)(ii).

“On-Shore Offering” means the private placement by the Corporation of shares of Common Stock, pursuant to a Common Stock Purchase Agreement by and among the Corporation and the purchasers named therein, dated as of November 19, 2018, pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act, which On-Shore Offering shall occur substantially simultaneously with the Preferred Offering.

“Original Issue Date” means the date of the first issuance of any shares of the Series A Preferred Stock regardless of the number of transfers of any particular shares of Series A Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series A Preferred Stock.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Offering” means the private placement by the Corporation of shares of Series A Preferred Stock pursuant to a Preferred Stock Purchase Agreement by and among the Corporation and the purchasers named therein, which Preferred Offering shall occur substantially simultaneously with the On-Shore Offering.

“Registration Statement” means a registration statement covering the resale of the Common Stock (i) issuable upon conversion of the Series A Preferred Stock by each Holder, and (ii) issued to purchasers in the On-Shore Offering.

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“Securities” means the Series A Preferred Stock and the Conversion Shares and any securities issued in exchange and/or in lieu thereof.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Preferred Stock” shall have the meaning set forth in Section 2.

“Stated Value” shall have the meaning set forth in Section 2.

“Trading Day” means any day on which the Common Stock is traded on the Trading Market, or, if the Trading Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York Time).

“Trading Market” means any of the following markets or exchanges: the NYSE American, the Nasdaq Capital Market (“NCM”), the Nasdaq Global Market (“NGM”), the Nasdaq Global Select Market (the “NGSM” and together with the NCM and the NGM, collectively “Nasdaq”), the New York Stock Exchange (the “NYSE”), the NYSE Mkt, the OTC Bulletin Board, the OTCQB or OTCQX or any markets or exchanges maintained by the OTC Markets Group, Inc. (or any successors to any of the foregoing).

“Transfer Agent” means Colonial Stock Transfer Co., Inc., the transfer agent for the Common Stock and any successor transfer agent of the Corporation.

Section 2.           Designation, Amount and Par Value. The series of preferred stock shall be designated as “Series A Mandatory Convertible Preferred Stock” (the “Series A Preferred Stock”) and the number of shares so designated shall be no more than 250,000. Each share of Series A Preferred Stock shall have a par value of $0.001 per share and a stated value equal to $2.25 (the “Stated Value”).

Section 3.           Dividends. Holder shall not be entitled to receive any dividends except that the Corporation shall pay dividends on shares of Series A Preferred Stock equal to (on an as-if-converted-to-Common-Stock basis) and in the same form as dividends actually paid on shares of Common Stock when, as and if such dividends are paid on shares of Common Stock.

Section 4.          Voting Rights. The Holders of the Series A Preferred Stock shall be entitled to vote on an as-converted basis with the holders of Common Stock as a single class and not as a separate class. Except as specifically provided in this Certificate, or as required pursuant to the Nevada Revised Statutes, the Holders of Series A Preferred Stock shall have no other voting rights.

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Section 5.           Liquidation. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (a “Liquidation”), after payment or provision for payment of the debts and other liabilities of the Corporation and distributions to any capital stock that by its terms is senior to the Series A Preferred Stock and the Common Stock, the Holders shall be entitled to receive, with respect to each share of Series A Preferred Stock held, an amount, on a pari passu basis with the Common Stock (which for clarification purposes is pari passu with the Series A Preferred Stock) and any other capital stock that by its terms is pari passu with the Series A Preferred Stock and the Common Stock (“Parity Stock”), and without preference with respect to the Common Stock or any Parity Stock, equal to the distribution(s) such Holder would have been entitled to receive as a result of such Liquidation as if each such share of Series A Preferred Stock had been converted into Common Stock in accordance with the terms hereof immediately prior to such Liquidation. After the above payment to the Series A Preferred Stock, the Series A Preferred Stock shall automatically be cancelled and have no other rights including, but not limited to, any rights to payment, voting or conversion rights.

Section 6.           Conversion.

a)             Holder Optional Conversions. Subject to Section 6(c), each share of Series A Preferred Stock shall be convertible, in whole but not in part, at any time and from time to time from and after the Original Issue Date until the Mandatory Conversion Date, at the option of the Holder (each a “Holder Optional Conversion”) thereof, into such number of fully paid, non-assessable shares of Common Stock determined by dividing the Stated Value of each share of Series A Preferred Stock by the then Conversion Price.

b)            Mandatory Conversion by the Corporation. Each issued and outstanding share of Series A Preferred Stock shall automatically and without any further action be converted into such number of fully paid, non-assessable shares of Common Stock as shall equal the Stated Value of such share of Series A Preferred Stock divided by the then Conversion Price (a “Mandatory Conversion”), on the first Trading Day the shares of Common Stock are quoted or traded (as the case may be), on Nasdaq, the NYSE or the NYSE Mkt (a “Mandatory Conversion Date”).

c)             Conversion Price. The conversion price for the Series A Preferred Stock shall equal $2.25, subject to adjustment herein (the “Conversion Price”).

d)            Mechanics of Conversion.

(i)          Holder Optional Conversion. To effectuate a Holder Optional Conversion pursuant to Section 6(a), the Holder shall (A) deliver a copy of an executed notice of conversion in the form attached hereto as Annex A (a “Notice of Conversion”) to the Corporation, and (B) surrender the original certificates representing the Series A Preferred Stock being converted, to a common carrier for delivery to the Corporation as soon as practicable on or following such date (or an indemnification undertaking with respect to such stock certificate in the case of its loss, theft or destruction as contemplated in Section 9(b). Upon receipt of the items set forth in this Section 6(d)(i)(A) and (B), the Corporation shall issue and deliver to the Holder as soon as reasonably practicable thereafter, at the last address of the Holder on the Corporation’s books and records, a certificate with standard Securities Act restrictive legends, registered in the name of the Holder, for the number of Conversion Shares to which the Holder shall be entitled. If the stock certificate(s) for Series A Preferred Stock is surrendered for a Holder Optional Conversion pursuant to this Section 6(d)(i), and such stock certificate(s) represents a greater number of shares of Series A Preferred Stock than the number of shares of Series A Preferred Stock being converted, then the Corporation shall, as soon as reasonably practicable after receipt of such stock certificate, issue and deliver to the Holder a new stock certificate (in accordance with Section 9(b) hereof representing the outstanding Series A Preferred Stock not converted, which stock certificate shall include restrictive legends).

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(ii)           Mandatory Conversion. To effectuate a Mandatory Conversion pursuant to Section 6(b), the Corporation shall provide each Holder of Series A Preferred Stock with written notice (a “Notice of Mandatory Conversion”) sent by facsimile or as a scanned e-mail attachment to the last known e-mail address of each Holder on the books and records of the Corporation, promptly followed by delivery of such written notice by overnight courier to the last known address of each Holder on the books and records of the Corporation, (A) stating that a Mandatory Conversion has occurred, (B) specifying the then applicable Conversion Price, the number of shares of Series A Preferred Stock owned prior to the Mandatory Conversion, and the number of Conversion Shares that the Holder is entitled to as a result of such Mandatory Conversion, and (C) the date on which such Mandatory Conversion shall be consummated (the “Conversion Date”).  From and after the Mandatory Conversion Date, the shares of Series A Preferred Stock shall be null and void and only represent the right to receive Conversion Shares due upon conversion thereof, and each Holder shall be deemed to have become the record holder of such Conversion Shares on the Mandatory Conversion Date.  The Corporation shall issue the Conversion Shares to a Holder promptly following surrender by the Holder of original stock certificates representing all shares of Series A Preferred Stock owned by the Holder.

(iii)          Registration in Stock Register. The Corporation shall maintain a register (the “Register”) for the recordation of the name and address of each Holder of Series A Preferred Stock, the number of shares and the Stated Value of all Series A Preferred Stock owned by each Holder (the “Registered Shares”). The Corporation and the Holders shall treat each Person whose name is recorded in the Register as the owner of a Series A Preferred Stock for all purposes. The Registered Shares may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a written request to assign or sell all or part of any Registered Shares by a Holder, together with documentation reasonably requested by the Corporation to be provided by the Holder (including that of its proposed assignee or transferee), the Corporation shall record the applicable information in the Register and issue one or more new Registered Shares representing the same number of shares of the surrendered Registered Certificate to the designated assignee or transferee.

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(iv)          Reservation of Shares Issuable Upon Conversion. The Corporation covenants that following the Original Issue Date, it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of the issuance of Conversion Shares upon conversion of the Series A Preferred Stock, not less than such aggregate number of shares of the Common Stock as shall be issuable upon the full conversion of all then issued and outstanding Series A Preferred Stock.

(v)          Fractional Shares. No fractional shares or scrip representing fractional Conversion Shares shall be issued upon the conversion of the Series A Preferred Stock. As to any fraction of a Conversion Share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

(vi)          Transfer Taxes and Expenses. The issuance of certificates for Conversion Shares on conversion of the Series A Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holders of such shares of Series A Preferred Stock and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

e)             Transfer Restriction.

(i)           The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Corporation or to an Affiliate of a Holder, the Corporation may require the Holder thereof to provide to the Corporation and/or the Transfer Agent, an opinion of counsel selected by the Holder and in form and substance reasonably satisfactory to the Corporation, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such assignee or transferee shall agree in writing to be bound by the terms of this Certificate.

(ii)           Legends. One or more of the following legends shall be imprinted on each certificate representing the Securities:

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THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED BELOW) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE SECURITIES ACT.

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

(iii)           Stock certificates evidencing the Conversion Shares shall not contain any legends (including the legends set forth in Section 6(e)(ii) hereof): (a) while a registration statement covering the resale of such Securities is effective under the Securities Act, or (b) following any resale of such Securities pursuant to and in accordance with Rule 144 or any other exemption from the registration requirements of the Securities Act. The Holder shall deliver to the Corporation and the Transfer Agent a legal opinion in form and substance satisfactory to the Corporation and the Transfer Agent as a condition to any such legend removed.

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Section 7.           Certain Adjustments.

a)            Stock Dividends and Stock Splits. If the Corporation, at any time and from time to time while any Series A Preferred Stock issued and outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, did not include a corresponding distribution to the holders of Series A Preferred Stock on an as converted basis), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation (which, for avoidance of doubt, did not include a corresponding distribution to the holders of Series A Preferred Stock on an as converted basis), then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)            Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 7(a) above, if at any time the Corporation grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then each Holder of Series A Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s Series A Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

c)            Pro Rata Distributions. The Corporation, at any time while the Series A Preferred Stock is outstanding, shall include Holders, on an as converted basis, in all distributions of any kind (including cash and cash dividends) issued to all holders of Common Stock, and/or other securities of the Corporation.

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d)            Subsequent Equity Sales. If during the period commencing on the final closing date of the Preferred Offering and terminating on the date six (6) months following the earlier to occur of (i) the initial closing date of the Preferred Offering, and (ii) the Mandatory Conversion Date (the “Anti-Dilution Period”), the Company consummates a sale of shares of its Common Stock for cash consideration at a price per share that is lower than the then Conversion Price (such lower price, the “New Issuance Price” and each such issuance, a “Dilutive Issuance”), then following each such Dilutive Issuance, the Conversion Price shall be reduced to equal the quotient of (a) the Conversion Price immediately prior to such Dilutive Issuance, divided by (b) the New Issuance Price. Notwithstanding anything to the contrary provided in this A Certificate or elsewhere, no adjustment to the Conversion Price shall occur as a result of (i) the issuance and/or the exercise, conversion and/or exchange of any exerciseable, convertible and/or exchangeable securities, and/or issued and outstanding on the final closing date of the Preferred Offering; (ii) upon the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee benefit plan, stock option plan or restricted stock plan of the Company now existing or to be implemented in the future; (iii) upon the issuance of any securities in connection with an acquisition by the Company; (iv) upon the issuance of any securities pursuant to a commitment by the Company that has been previously disclosed prior to the date hereof in SEC filings or herein; (v) in connection with any public offering of securities; (vi) in connection with the sale, exercise or conversion of any convertible securities, warrants or options; (vii) in connection with (a) the issuance of any shares of Common Stock relating to the On-Shore Offering, or (b) the issuance of Series A Preferred Stock, Conversion Shares and/or shares of Common Stock relating to the Preferred Offering, or (viii) in connection with the issuance of shares of Common Stock other than for cash consideration.

e)             Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

Section 8.          No Pre-Emptive Rights. The shares of Series A Preferred Stock is not entitled to any pre-emptive or similar rights.

Section 9.          Miscellaneous.

a)            Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, by email or sent by a nationally recognized overnight courier service, addressed to the Corporation, at: 800 West Valley Parkway, Suite 203, Escondido, CA 92025, Attn: Paul M. DiPerna, Chief Executive Officer, facsimile: (201) 353-8868, email address: paul@modular-medical.com, or such other facsimile number, email address or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 9. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, by email or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, email address or address of such Holder appearing on the books of the Corporation or such other facsimile number, email address or address as a Holder may specify in writing to the Corporation, if no such facsimile number, email address or address appears on the books of the Corporation, at the principal place of business of such Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile (or email) at the facsimile number (or email address) set forth in this Section 9 prior to 5:30 p.m. (New York City time) on any date, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile (or email) at the facsimile number, (or email address) set forth in this Section 9 on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (iii) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

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b)            Lost or Mutilated Preferred Stock Certificate. If a Holder’s Series A Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series A Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership thereof reasonably satisfactory to the Corporation (which can be an affidavit of the Holder whose Series A Preferred Stock certificate is lost, mutilated, destroyed or stolen.

c)            Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

d)            Headings. The headings contained herein are for convenience only, do not constitute a part of the articles of incorporation of the Corporation and shall not be deemed to limit or affect any of the provisions hereof.

e)            Status of Converted Series A Preferred Stock. If any shares of Series A Preferred Stock shall be converted or reacquired by the Corporation, such shares of Series A Preferred Stock shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series A Preferred Stock.

[SIGNATURE PAGE FOLLOWS]

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RESOLVED, FURTHER, that the Chief Executive Officer, the President or any Vice-President, and the Secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file this Certificate in accordance with the foregoing resolution and the provisions of Nevada law.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this ____ day of October, 2018.

Name: Paul M. DiPerna Title: Chief Executive Officer and Secretary

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ANNEX A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert Shares of SERIES A Preferred Stock)

The undersigned hereby elects to convert the number of shares of Series A Mandatory Convertible Preferred Stock (the “A Shares”) indicated below into shares of common stock, par value $0.001 per share (the “Common Stock”), of Modular Medical, Inc., a Nevada corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation in accordance with an agreement pursuant to which such A Shares may have been issued. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion: _____________________________________________
Number of shares of A Shares owned prior to Conversion: _______
Number of shares of A Shares to be Converted: __________________
Stated Value of shares of A Shares to be Converted: ______________
Number of shares of Common Stock to be Issued: ___________________________
Applicable Conversion Price:____________________________________________

[HOLDER]

By:
Name:
Title:
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